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                                                                    EXHIBIT 4.10


                                                      EFFECTIVE:  May ___, 2002.



                          AMENDED AND RESTATED BY-LAWS

                                       OF

                        --------------------------------

                               (the "Corporation")
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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I     CAPITAL STOCK..................................................2

      Section 1.1 Certificates...............................................2
      Section 1.2 Lost, Stolen or Destroyed Certificates.....................2
      Section 1.3 Transfers of Stock.........................................2
      Section 1.4 Beneficial Owners..........................................2
      Section 1.5 Dividend...................................................2

ARTICLE II    STOCKHOLDERS...................................................3

      Section 2.1 Place of Meeting...........................................3
      Section 2.2 Annual Meetings............................................3
      Section 2.3 Special Meetings...........................................3
      Section 2.4 Notice of Meetings.........................................3
      Section 2.5 Record Date................................................3
      Section 2.6 Quorum.....................................................4
      Section 2.7 Organization...............................................4
      Section 2.8 Voting; Proxies............................................4
      Section 2.9 Adjournments...............................................4
      Section 2.10 List of Stockholders Entitled to Vote.....................5
      Section 2.11 Stock Ledger..............................................5
      Section 2.12 Action by Consent of Stockholders in Lieu of Meeting......5

ARTICLE III   DIRECTORS......................................................5

      Section 3.1 Number and Tenure..........................................5
      Section 3.2 Powers and Qualifications..................................6
      Section 3.3 Vacancies..................................................6
      Section 3.4 Regular Meetings...........................................6
      Section 3.5 Special Meetings...........................................6
      Section 3.6 Meetings by Conference Telephone...........................6
      Section 3.7 Quorum; Vote Required for Action...........................6
      Section 3.8 Organization...............................................6
      Section 3.9 Actions of the Board by Consent in Lieu of Meeting.........7
      Section 3.10 Committees................................................7
      Section 3.11 Compensation and Reimbursement of Expenses................7

ARTICLE IV    NOTICES........................................................8

      Section 4.1 Notices....................................................8
      Section 4.2 Waivers of Notices.........................................8


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ARTICLE V     OFFICERS.......................................................8

      Section 5.1 General....................................................8
      Section 5.2 Election and Resignation...................................8
      Section 5.3 Vacancies..................................................9
      Section 5.4 Removal....................................................9
      Section 5.5 Chairman of the Board of Directors.........................9
      Section 5.6 Chief Executive Officer....................................9
      Section 5.7 President..................................................9
      Section 5.8 Vice President.............................................9
      Section 5.9 Secretary.................................................10
      Section 5.10 Treasurer................................................10
      Section 5.11 Assistant Vice Presidents................................10
      Section 5.12 Assistant Secretaries....................................10
      Section 5.13 Assistant Treasurer......................................10
      Section 5.14 Other Officers...........................................11
      Section 5.15 Delegation of Authority..................................11
      Section 5.16 Voting Securities Owned by the Corporation...............11

ARTICLE VI    MISCELLANEOUS...................................................

      Section 6.1 Disbursements.............................................11
      Section 6.2 Fiscal Year...............................................11
      Section 6.3 Interested Directors......................................11
      Section 6.4 Amendments................................................12


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                                    ARTICLE I

                                  CAPITAL STOCK

      Section 1.1 Certificates. The shares of capital stock (the "Capital Stock") of the Corporation shall be represented by certificates of stock, signed in the name of the Corporation (i) by the Chairman or Vice-Chairman of the Board of Directors of the Corporation (the "Board of Directors") or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares of Capital Stock owned by the holder named in the certificate. Any or all of the signatures of such officers on the certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issuance.

      Section 1.2 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the mailing of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

      Section 1.3 Transfers of Stock. Capital Stock shall be transferable in the manner prescribed by law and in these By-laws. Transfers of Capital Stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

      Section 1.4 Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of Capital Stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of Capital Stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

      Section 1.5 Dividends. Dividends upon the Capital Stock, subject to the provisions of the Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation"), if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of Capital Stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its


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absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE II

                                  STOCKHOLDERS

      Section 2.1 Place of Meetings. Meetings of the stockholders of the Corporation (the "Stockholders") for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2.2 Annual Meetings. The annual meetings of the Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the Stockholders shall elect a Board of Directors by plurality vote and transact such other business as may properly be brought before the meeting.

      Section 2.3 Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of the Stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board of Directors, the President or the Secretary of the Corporation and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of Stockholders owning a majority of the Capital Stock issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      Section 2.4 Notice of Meetings. Whenever Stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Stockholder entitled to vote at such meeting.

      Section 2.5 Record Date. The Board of Directors may fix a date, not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of the Stockholders, as a record date for determination of Stockholders entitled to notice of, or to vote at such meeting. In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall be not more than sixty (60) days prior to such action. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.


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      Section 2.6 Quorum. Except as otherwise provided by law, by the
Certificate of Incorporation, or by these By-laws, the presence in person or by proxy of the holders of a majority of the outstanding shares of Capital Stock entitled to vote thereat, shall be necessary and sufficient to constitute a quorum at all meetings of the Stockholders for the transaction of business. In the absence of a quorum, the Stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.9 hereof until a quorum shall attend. Shares of Capital Stock belonging to the Corporation or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

      Section 2.7 Organization. Meetings of Stockholders shall be presided over by the Chairman of the Board, if any, or otherwise the President of the Corporation, or in the absence of the Chairman of the Board and the President, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary of the Corporation shall keep the records of the meeting, but in the Secretary's absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 2.8 Voting; Proxies. Except as otherwise required by the Certificate of Incorporation or by law, each Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one (1) vote for each share of Capital Stock held by such Stockholder which has voting power upon the matter in question. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of Stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of Stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other election and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these By-laws, be decided by the vote of the holders of shares of Capital Stock having a majority of the votes which could be cast by the holders of all shares of Capital Stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

      Section 2.9 Adjournments. Any meetings of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the


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adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

      Section 2.10 List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting in accordance with the provisions of Section 219 of the Delaware General Corporation Law of the State of Delaware. Failure to comply with any requirements of this Section 2.10 shall not affect the validity of any action taken at such meeting.

      Section 2.11 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to which Stockholders are entitled (i) to vote in person or by proxy at any meeting of Stockholders, or (ii) to examine either the stock ledger, the list required by Section 2.10 hereof or the books of the Corporation.

      Section 2.12 Action by Consent of Stockholders in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

      Section 3.1 Number and Tenure. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of at least one (1) member. The number of directors constituting the Board of Directors may be increased or decreased from time to time by resolution by the Board of Directors; provided, however, that no such decrease shall have the effect of shortening the term of any incumbent director. Except as provided in Section 3.3 hereof, directors shall be elected by a plurality of the votes cast at annual meetings of the Stockholders, and each director so elected shall hold office for the full term to which such director shall have been elected and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation. A director need not be a Stockholder of the Corporation or a resident of the State of Delaware.


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      Section 3.2 Powers and Qualifications. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the Stockholders.

      Section 3.3 Vacancies. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by an affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal.

      Section 3.4 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

      Section 3.5 Special Meetings. Special meetings of the Board of Directors may be held at any time, whenever called by the Chairman of the Board of Directors, the President of the Corporation or a majority of directors then in office, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting. Notice of the time and place of a special meeting must be given by the person or persons calling such meeting at least twenty-four (24) hours before the special meeting.

      Section 3.6 Meetings by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.6 shall constitute presence in person at such meeting.

      Section 3.7 Quorum; Vote Required for Action. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting of the Board of Directors at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 3.8 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or, in the Chairman's absence, by the President of the Corporation. The Secretary of the Corporation shall act as secretary of the meeting, but in


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the Secretary's absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 3.9 Actions of the Board by Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all of the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing is filed with the minutes of proceedings of the Board of Directors or such committee.

      Section 3.10 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member. Any committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

            The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon the Board of Directors or any member thereof by law, nor shall such committee function where action of the Board of Directors is required under applicable law. The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in the same manner as the Board of Directors conducts its business pursuant to this Article III as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgement the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

      Section 3.11 Compensation and Reimbursement of Expenses. The directors shall receive such compensation for their services as shall be determined by the Board of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the


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Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors as a stated salary as director. No such reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

      Section 4.1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-laws to be given to any director, member of a committee or Stockholder, such notice may be given by mail, addressed to such director, member of a committee or Stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile transmission, telegram, telex or cable, and notice shall be deemed given at the time such notice is transmitted.

      Section 4.2 Waivers of Notices. Whenever any notice is requited by law, the Certificate of Incorporation or these By-laws to be given to any director, committee member or Stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                    ARTICLE V

                                    OFFICERS

      Section 5.1 General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. Additionally, the Board of Directors, in its discretion may choose a Chairman of the Board of Directors (who must be a director), a Vice-Chairman of the Board of Directors (who must be a director), a Chief Executive Officer, an Executive Vice President and one (1) or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board of Directors may from time to time designate. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws. The officers of the Corporation need not be Stockholders of the Corporation or, except in the case of the Chairman of the Board of Directors, directors of the Corporation.

      Section 5.2 Election and Resignation. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as described in these By-laws and as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal.


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      Section 5.3 Vacancies. Whenever any vacancies shall occur in any office by death, resignation, removal, increase in number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until such officer's successor is chosen and qualified.

      Section 5.4 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors. Such removal may be with or without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

      Section 5.5 Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside, if present, at all meetings of the Board of Directors and shall perform such additional functions and duties as the Board of Directors may prescribe from time to time. The Chairman of the Board of Directors may sign certificates for shares of the Corporation.

      Section 5.6 Chief Executive Officer. The Chief Executive Officer, who may be the Chairman or Vice Chairman of the Board of Directors and/or the President, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may be assigned by these By-laws or prescribed by the Board of Directors from time to time.

      Section 5.7 President. The President shall, subject to the control of the Board of Directors and the Chief Executive Officer, in general, supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board of Directors, or if there is none, the President shall preside at all meetings of the Stockholders and, if the President is a director, of the Board of Directors. The President may sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed. The President shall also perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

      Section 5.8 Vice President. Any Vice President, in the order of seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. The Vice Presidents shall also perform the usual and customary duties that pertain to such office and generally assist the President by executing contracts and agreements and exercising such other powers and performing such other duties as are delegated to them by the President and as the Board of Directors may further prescribe. In addition to exercising such powers and performing such duties as are conferred upon the Vice President(s) by the Certificate of Incorporation, these By-


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laws or applicable statutes, any Executive Vice President(s) or Senior Vice
President(s) shall have such further power and perform such other duties as may be prescribed by the Board of Directors from time to time.

      Section 5.9 Secretary. The Secretary shall attend, to the extent possible, all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Stockholders and special meetings of the Board of Directors, and if there is no Assistant Secretary, then the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the signature of the Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are property kept or filed, as the case may be. The duties of the Secretary may be performed by any Assistant Secretary.

      Section 5.10 Treasurer. The Treasurer shall have custody of the funds of the Corporation as may be entrusted to his or her keeping and account for the same. The Treasurer shall be prepared at all times to give information as to the condition of the Corporation and shall make an annual report of the entire business and financial condition of the Corporation. The Treasurer shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him or her. The duties of the Treasurer may also be performed by any Assistant Treasurer.

      Section 5.11 Assistant Vice Presidents. The Assistant Vice President(s) shall generally assist the President and Vice President(s) and exercise such other powers and perform such other duties as may be prescribed by the Board of Directors from time to time.

      Section 5.12 Assistant Secretaries. Except as may be otherwise provided in these By-laws, any Assistant Secretary shall perform such duties and have such powers as from time to time may be assigned to him or her by the Board of Directors, the President or the Secretary and, in the absence of the Secretary, or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

      Section 5.13 Assistant Treasurer. Except as may be otherwise provided in these By-laws, any Assistant Treasurer shall perform such duties and have such powers as from time to time may be assigned to him or her by the Board of Directors, the President or the Treasurer, if there is one, and, in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.


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      Section 5.14 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

      Section 5.15 Delegation of Authority. In the case of any absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, stockholder or agent for whatever period of time seems desirable.

      Section 5.16 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name and on behalf of the Corporation by the Chief Executive Officer, President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

                                   ARTICLE VI

                                  MISCELLANEOUS

      Section 6.1 Disbursements. All checks or demands for money and notes of the Corporation shall be signed by the Treasurer or Assistant Treasurer or by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 6.2 Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by resolution of the Board of Directors.

      Section 6.3 Interested Directors. No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorized the contract or transaction, or solely because the director's or officer's votes are counted for such purpose, if: (1) the material facts as to the director's or officer's


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relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the Stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that such director is also a director of such fiduciary or affiliated corporation.

      Section 6.4 Amendments. These By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted, by the Stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such meeting of Stockholders or Board of Directors, as the case may be. All such alterations, amendments, repeals or adoptions must be approved by either the holders of a majority of the outstanding Capital Stock entitled to vote thereon or by a majority of the Board of Directors then in office.


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